Exhibit 5.1

September 8, 2025

DeFi Development Corp.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.00001 per share, of DeFi Development Corp.

Ladies and Gentlemen:

We have acted as counsel to DeFi Development Corp. (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to the registration of 615,887 shares of Common Stock, par value $0.00001 per share, that have been issued (the “Issued Shares”) under, or may be issued upon the vesting of awards (the “Award Shares”) granted under, the DeFi Development Corp. (formerly Janover Inc.) 2021 Equity Incentive Plan (the “2021 Plan”) or the DeFi Development Corp. (formerly Janover Inc.) 2023 Equity Incentive Plan (the “2023 Plan” and, together with the 2021 Plan, the “Plans”), relating to the sales, if any, of the Issued Shares and the Award Shares by the selling stockholders referenced therein (the “Selling Stockholders”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that (1) the Issued Shares are validly issued, fully paid and nonassessable and (2) the Award Shares, upon the registration by its registrar of such shares in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP